UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

July 31, 2012
Date of Report (Date of earliest event reported)

The Digital Development Group Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53611	98-0515726
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6630 Sunset Blvd.
Los Angeles, CA, 90028
(Address of Principal Executive Offices)

1-800-783-3128
(Registrant’s telephone number, including area code)

1639 11th Street, Suite 152, Santa Monica, CA 90405
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K (“Form 8-K”) and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s financial statements and pro forma financial statements and the related notes filed with this Form 8-K.

Unless otherwise indicated, in this Form 8-K, references to “we,” “our,” “us,” “DIDG,” the “Company,” “DigiDev” or the “Registrant” refer to The Digital Development Group Corp., a Nevada corporation and its wholly owned subsidiary Digitally Distributed Acquisition Corp., a Delaware corporation.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 31, 2012 (the “Closing Date”), The Digital Development Group Corp., a Nevada corporation (the “Registrant,” or “Company”), closed a voluntary share exchange transaction with Digitally Distributed Acquisition Corp., a Delaware corporation (“DDAC”) and the shareholders of DDAC (“Selling Shareholders”) pursuant to a Share Exchange Agreement dated as of July 31, 2012 (the “Exchange Agreement”) by and among the Company, DDAC, and the Selling Shareholders.

In accordance with the terms of Exchange Agreement, on the Closing Date, the Registrant issued 20,000,000 shares of its common stock to the Selling Shareholders in exchange for 100% of the issued and outstanding capital stock of DDAC (the “Exchange Transaction”). As a result of the Exchange Transaction, the Selling Shareholders acquired 21.39% of our issued and outstanding common stock, DDAC became our wholly-owned subsidiary, and the Registrant acquired the business and operations of DDAC. Immediately after the Exchange Transaction, the Registrant had 93,500,000 shares of common stock issued and outstanding.

On July 31, 2012, DDAC acquired from Digitally Distributed, LLC, a Delaware limited liability company (“DDLLC”), certain tangible and intangible property including certain intellectual property related to a web-based multi-tiered billing infrastructure and to software and other means of syndicating and encoding media content, in exchange for the issuance by DDAC to DDLLC of 13,500,000 shares of DDAC common stock pursuant to a Subscription Agreement by and between DDAC and DDLLC dated July 31, 2012.

DDAC’s technology and assets are focused on the opportunity presented by over-the-top (“OTT”) home entertainment media, which targets DVD players, video game consoles, Smart TVs and stand-alone internet connected devices which delivers content such as Video-on-Demand (“VOD”) services by connecting to users’ internet protocol (“IP”) services. DDAC’s technology will help content owners distribute and monetize their products by delivery to OTT devices.

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Prior to the Exchange Transaction, we were a public reporting “shell company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (“Exchange Act”). Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Registrant were filing a general form for registration of securities on Form 10 under the Exchange Act, for the Registrant’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Exchange Transaction.

The following description of the terms and conditions of the Exchange Agreement, and the transactions contemplated thereunder, that are material to the Registrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Exchange Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated by reference into this Item 2.01.

From and after the Closing Date, our primary operations consist of the business and operations of DDAC. In the Exchange Transaction, or reverse acquisition, the Registrant is the accounting acquiree and DDAC is the accounting acquirer. Accordingly, we are presenting the financial statements of DDAC and DDLLC as set forth in Exhibits 99.1, 99.2 and 99.3 of this report. Further, we disclose information about the business, financial condition, and management of DDAC and DDLLC in this Form 8-K.

Description of Business

Except as otherwise indicated by context, references to “we,” “us” or “our” hereinafter in this Form  8-K are to the business of DDAC and DDLLC, except that references to “our common stock,” “our shares of common stock” or “our capital stock” or similar terms shall refer to the common stock of the Registrant.

Overview

DDLLC was incorporated in the State of Delaware on December 20, 2009. DDAC was incorporated in the State of Delaware on January 25, 2012. As discussed above, on July 31, 2012, DDAC acquired certain tangible and intangible property from DDLLC as consideration for the issuance of 13,500,000 shares of DDAC common stock to DDLLC. As a result of the Exchange Transaction, the Registrant acquired DDAC. We are now based in Los Angeles, California where we develop technologies that provide content owners distribution capabilities across multiple platforms using existing IP services. Mr. Joe Q. Bretz, our current President and a director, is the sole Manager of DDLLC, and Mr. Martin W. Greenwald, our current Chief Executive officer and a director, is the Chief Executive Officer of DDAC.

Background

The Registrant, Digital Development Group Corp. (formerly “Regency Resources, Inc.”), was organized under the laws of the State of Nevada on December 11, 2006 for the purpose of acquiring and developing mineral properties. The Registrant has not generated any revenue from its business operations to date, and to date, the Registrant has been unable to raise additional funds to implement its operations. As a result, the Registrant consummated the Exchange Transaction with DDAC.

OTT Market & Strategy

We are focused on the opportunity presented by OTT content, which is defined as the online delivery of video and audio to consumer devices without the Internet Service Provider (“ISP”) being involved in the control or distribution of the content itself.

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OTT content is a fast growing market and one that we believe presents opportunities for technology providers that can power the necessary infrastructure. Cisco has forecast that the sum of all video will exceed 91 percent of global consumer Internet traffic by 2014. The Diffusion Group estimates that by the same year, OTT television revenues will reach $5.6 billion. This is supported by such findings as the fact that as of 2009, sixty two percent (62%) of Americans have watched online video on sites such as YouTube and Hulu, and projections that both fixed and mobile broadband subscribers on a global basis will grow from 585 million as of 2009 to more than 1 billion by 2013.

Consumers may access OTT content through a variety of Internet connected devices, ranging from desktop computers to laptops, tablets, televisions with set top boxes, smarthphones, and gaming consoles including Microsoft’s Xbox, Sony PlayStation and Nintendo Wii. This lends itself to creating additional channels for content consumption, and additional opportunities to repackage and/or repurpose existing intellectual property to maximize its value for the rights holder(s).

We believe that driving visitors to visit dedicated websites or even to tune in to television programming on a fixed broadcast schedule is becoming more difficult and an outdated concept, as consumers are increasingly adopting a mindset of an on-demand model – essentially, getting what they want, when they want it, and not having this dictated to them.

We intend to occupy an attractive and valuable niche as a service provider of digitization services, digital content management solutions, and distribution services. We aim to occupy a space managing the relationships between content owners and the various internet TV platforms.

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Industry

According to Internet World Stats, Internet penetration in North America as of 2011 has reached 78.6 percent, with Internet service reaching more than 273 million people. The International Telecommunications Union (“ITU”) reports that as of 2010, there were more than 85.7 million fixed broadband Internet subscriptions in the U.S., ranking it second behind China (with more than 126.3 million fixed broadband subscriptions).

The rise of mobile broadband and proliferation of smartphones, tablets, laptops and other portable devices which can be used for consuming content has provided additional distribution channels and opportunities for repurposing existing content from the owner’s libraries as well as creating brand new content optimized for specific formats and delivery channels. This phenomenon, while most prevalent in developed, consumer-oriented nations, is also permeating into developing nations such as China, which now accounts for nearly 25 percent of the world’s Internet users. As of 2011, 35 percent of the global population is online (up from only 18 percent in 2006), and 45 percent of these users are under age 25, a demographic which historically has spent considerable time online and engaging with digital media. There are 5.9 billion mobile cellular subscriptions, of which more than 1.2 billion are broadband mobile as illustrated below:

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Mobile broadband subscriptions have grown 45 percent over the past four years and exceed fixed (wired) broadband subscriptions considerably. Currently, per ITU, 45 percent of the globe has mobile 3G coverage, with 90 percent of the world covered by 2G cellular.

We believe that the opportunity for the Company is global in scale. While the United States is a leader when it comes to producing entertainment content, and that content has strong global appeal (global theatrical film box office sales equaled $32.6 billion in 2011. This increase in revenues is powered by the continuing growth in international markets, up from $22.4 billion in 2010, and increasing despite the fact the North American theatrical box office gross dropped to $10.2 billion in 2011 from $10.6 billion in 2010). The U.S. lags behind many other nations in terms of infrastructure capabilities, particularly with regard to broadband access speeds.

According to the data presented in the following chart from ITU, as of 2011, the U.S. ranked 16th for fixed broadband subscriptions per 100 inhabitants (27.6), trailing much of Scandinavia and some key European and Asian countries, and was ranked 24th for active mobile broadband subscriptions per 100 inhabitants (54.0).

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Management understands that with a population exceeding 300 million, the U.S. is larger than other countries ranking higher in the above statistics, but it is Management’s view that the failure to continually invest in and update much of the U.S. telecommunications infrastructure is clearly risking its competitive capabilities as well as potentially limiting revenue opportunities. This is another reason why we are keeping an international perspective regarding potential customers for its technology in the future.

Keys to Success

Management has identified the following as critical to the successful execution of our vision:

•	Leverage Business Contacts: Management has significant experience in both the entertainment and technology industries and will utilize long-standing relationships to secure beneficial deals with strategic technology partners and potential customers.

•	Robust and Scalable Proprietary Solution: We have developed our own proprietary system which is intentionally designed to be scalable and flexible, providing a full-service, seamless integrated content delivery, monetization, billing and administration platform that can serve the needs and budgets of small content providers and enterprise level applications.

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•	Access to Significant Original Content Library: We own and have licensed an intellectual property portfolio of more than 10,000 hours of original and legacy content, of which we are in the process of creating niche programming for the “OTT” players, as part of a syndication strategy which will drive revenues for the Company from subscription and ad based models.

•	Experienced Management Team: We have a very capable senior management team with the experience and proven ability to execute in the market.

•	Proven Partners & Technology Flexibility: The Company’s platform was intentionally designed to support multiple media formats, with a backend that supports PHP, .NET, Python, ColdFusion, Ruby, HTML 5 and Flash; utilizes storage solutions provided by industry leaders Amazon Web Services, Mediatemple and Rackspace; and provides automated encoding of video content and allows streaming to all of the popular devices, including Apple’s suite of iPhones and iPads.

Mission Statement

Imagine the ability to deploy any type of media content with robust campaign management to every living room set top box in the world. Package this into one single log-in account and you understand our Company.

Business Opportunity

Netflix – the leading provider of OTT content, delivered over a billion hours of content in the month of June 2012, making it a larger provider of content than any cable company in the United States.

However, Netflix has maintained its focus on studio driven films that are also available on other similar services such as Hulu. Our strategy is not to compete with these other services but offer niche content such as its recently licensed content of the “Something Weird library”. We also offer consumers and content owners the ability to monetize their content in a variety of methods.

Although Netflix and Hulu and similar providers have created a large library of content only a small percentage of has been migrated to OTT platforms. Given current Management’s history and contacts, we believe we are poised to be the leader in providing owners of niche content a robust platform to re-purpose and monetize their content on an international scale.

The “OTT” platforms like Roku, Apple TV, Boxee etc. each require a customized format for the data encryption onto the internet. Facilities may charge upwards of $800 dollars per platform to convert the digital master into the required format.

Currently, content owners are required to pay for all of these conversions in order to get distribution. Many content owners are not interested in making the large upfront investment to take niche content online. This has created the opportunity for our Company.

Business Model

We will use our team of seasoned content acquirers to offer content owners a unique partnership opportunity. We will offer the content owner a transaction whereby the content owner will be able to migrate content to OTT distribution with no upfront expenses and in some cases an advance against future revenues generated by the content.

Products and Services

We have created a proprietary solution which is capable of delivering high quality OTT content across multiple platforms, and handling all billing and administrative functionality, including reporting, analytics and integrated digital rights management. Our first “channel” will be fully launched and deployed in August of 2012.

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Monetization methods supported by the platform include(s):

•	Paid Subscriptions (supporting credit card payments, PayPal, etc.)
•	Pay-Per-View (PPV)
•	Free & VIP Subscriptions
•	Discounts & Coupons
•	Video Ads in Any Format
•	Interactive Product Placement
•	SMS Competitions and Donations
•	Differentiated Pricing

We give the power back to the content owner, as well as empower the consumers, and create a symbiotic direct-to-consumer relationship for the content owners/distributors without the involvement of other middlemen (such as ISPs or network operators) which can devalue content. Unlike the Netflix model, which essentially has a “one price fits all” mentality, our technology allows complete personalization of content delivery based on various factors. For example, on Valentine’s Day any content classified as “love interest” can be priced at special rates, or content can be designated for special promotions or even given freely to certain audience segments while others are billed for viewing.

Live, up-to-date reporting provides the content owners with important controls and metrics including:

o	Social media engagement
o	Video analytics
o	Financial reporting
o	Content syndication analysis
o	Digital Rights Management (DRM)
o	Agnostic billing system (ties into any 3rd party solution)

We offer a proprietary secured billing application that can either “plug and play” into any existing customer billing solution or serve as a stand-alone product offering micro-payment capabilities; the ability to track and confirm orders in a real time environment; and utilize other third party billing applications such as PayPal.

Click to Buy Video Media Store Application

One of the “holy grails” for internet-delivered content has been the potential to create impulse buying opportunities for consumers when they view products featured in the online programming. This notion of “click to buy” has certainly been previously attempted, but when handled poorly tends to turn off consumers, who often wish to engage in the passive activity of simply watching their favorite film, television or other programming uninterrupted and without constant “calls-to-action” cluttering the screen. We have created a “widget” that enables impulse buying without overly engaging or distracting the consumer; the consumer has the control to turn on or off this feature, which when activated, provides the customer with a personalized shopping experience. The system provides insight into consumer behavior and preferences, which can also be utilized to drive more relevant advertising and commerce opportunities.

We are in active discussions with top online retailers that deliver a wide variety of consumer products which can be readily linked to form tags embedded in the content delivered over its system. Our proprietary billing system is scalable and can interface with the retailers’ own customer billing systems, creating a seamless and effortless experience that does not detract from the user’s viewing pleasure.

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On July 1, 2012, we entered into a Service Level Agreement with PowerHouse Creative, LLC (the “SLA”). In accordance therewith, PowerHouse will provide us with certain creative services in connection with enabling the functionality of our website to provide streaming of digitized entertainment content for the following (i) design and deployment of a front-end player for streaming of video content and (ii) a content management system or platform for our website (collectively, the “Deliverables”).

We are obligated to pay $15,000 upon execution of the SLA, $15,000 on or about July 23, 2012, $30,000 at the end of the 6th week following execution of the SLA if certain Deliverables are met, and $25,000 upon completion of the final Deliverables. All payments are non-refundable.

Intellectual Property

We regard our trademarks, service marks, copyrights, patents, domain names, trade dress, trade secrets, proprietary technologies and similar intellectual property as important to our success. We will use a combination of patent, trademark, copyright and trade secret laws and confidential agreements to protect our proprietary intellectual property. Our ability to protect and enforce our intellectual property rights is subject to certain risks and from time to time we encounter disputes over rights and obligations concerning intellectual property. We cannot provide assurance that we will prevail in any intellectual property disputes.

Sales

We intend to use internal resources combined with commission based consultants to identify, negotiate and contract for content. Our sales team, led by our Chief Executive Officer, Martin Greenwald, has decades of experience in securing the distribution rights for content. We believe that our experienced and qualified sales force is crucial in the success of the Company and we believe that past success in securing these rights indicates a bright future. At this time, we have not achieved any sales.

Employees

The Company currently has seven full time employees, all of whom have contracts and signed confidentiality agreements.

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Risk Factors

You should carefully consider the risks described below together with all of the other information included in this Form 8-K before making an investment decision with regard to our securities. The statements contained in or incorporated into this Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following events described in these risk factors actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We are a development stage company with a limited operating history on which to evaluate our business or base an investment decision.

Our business prospects are difficult to predict because of our limited operating history, early stage of development, unproven business strategy and unproven product. We are a development stage company that has yet to generate any revenue. As a development stage company, we face numerous risks and uncertainties in the competitive markets.  In particular, we have not proven that we can: develop our product offering in a manner that enables us to be profitable and meet our customers’ requirements; develop and maintain relationships with key customers and strategic partners that will be necessary to optimize the market value of our products; raise sufficient capital in the public and/or private markets; or respond effectively to competitive pressures. If we are unable to accomplish these goals, our business is unlikely to succeed and you should consider our prospects in light of these risks, challenges and uncertainties.

If we fail to raise additional capital, our ability to implement our business model and strategy could be compromised.

We have limited capital resources. To date, our operations have been funded entirely from the proceeds from equity and debt financings. We expect to require substantial additional capital in the near future to develop and market new products, services and technologies. If we are unable to raise capital when needed, our business, financial condition and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

If we are unable to compete effectively, our business will be adversely affected.

The market for content distribution is intensely competitive and subject to rapid change. New technologies and evolving business models for delivery of entertainment video continue to develop at a fast pace. The growth of Internet-connected devices, including TV’s, computers and mobile devices has increased the consumer acceptance of Internet delivery of entertainment video. Through these new and existing distribution channels, consumers are afforded various means for consuming entertainment video. The various economic models underlying these differing means of entertainment video delivery include subscription, pay-per-view, ad-supported and piracy-based models. All of these have the potential to capture meaningful segments of the entertainment video market. Most of our competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. They may secure better terms from suppliers, adopt more aggressive pricing and devote more resources to technology, fulfillment, and marketing. New entrants may enter the market with unique service offerings or approaches to providing entertainment video and other companies also may enter into business combinations or alliances that strengthen their competitive positions. If we are unable to successfully or profitably compete with current and new competitors, programs and technologies, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

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Changes in consumer viewing habits, including more widespread usage of video-on-demand or other similar on demand methods of entertainment video consumption could adversely affect our business.

The manner in which consumers view entertainment video is changing rapidly. Digital cable, wireless and Internet content providers are continuing to improve technologies, content offerings, user interface, and business models that allow consumers to access entertainment video-on-demand with interactive capabilities including start, stop and rewind. The devices through which entertainment video can be consumed are also changing rapidly. Today, content from cable service providers may be viewed on laptops and content from Internet content providers may be viewed on TVs. Although we will provide our own Internet-based delivery of content allowing our customers to stream certain programs and movies to their Internet-connected televisions and other devices, if other providers of entertainment video address the changes in consumer viewing habits in a manner that is better able to meet content distributor and consumer needs and expectations, our business could be adversely affected.

If we are not able to manage our growth, our business could be adversely affected.

We are currently engaged in an effort to expand our operations both domestically and internationally, as well as grow our content base and develop our technology platform across more devices. Many of our systems and operational practices implemented now at our development stage with limited resources will require undertaking efforts to migrate the vast majority of our systems to cloud-based processors. As we undertake all these changes, if we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices, our business may be adversely affected.

If the market segment for consumer paid commercial free Internet streaming of programs and movies saturates, our business will be adversely affected.

The market segment for consumer paid commercial free Internet streaming of programs and movies has grown significantly. Much of the increasing growth can be attributed to the ability of consumers to stream TV shows and movies on their TVs, computers and mobile devices. A decline in the rate of growth could indicate that the market segment for online subscription-based entertainment video is beginning to saturate. While we believe that this segment will continue to grow for the foreseeable future, if this market segment were to saturate, our business would be adversely affected.

If our efforts to build strong brand identity and improve customer satisfaction and loyalty are not successful, we may not be able to attract or retain customers, and our operating results may be adversely affected.

We must continue to build and maintain strong brand identity. We believe that strong brand identity will be important in attracting customers and content providers who may have a number of choices from which to obtain services we provide. If our efforts to promote and maintain our brand are not successful, our operating results and our ability to attract customers or content providers may be adversely affected. To the extent dissatisfaction with our service is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain customers or content providers may be adversely affected. With respect to our planned international expansion, we will also need to establish our brand and to the extent we are not successful, our business in new markets would be adversely impacted.

The increasingly long-term and fixed-cost nature of our content acquisition licenses may adversely affect our financial condition and future financial results.

In connection with obtaining content, particularly for streaming content, we will typically enter into multi-year, fixed-fee licenses with content providers, studios and distributors. Furthermore, we plan on increasing the level of committed content licensing in anticipation of our service and customer base growing. To the extent customer and/or revenue growth do not meet our expectations, our liquidity and results of operations could be adversely affected as a result of these content licensing commitments and our flexibility in planning for, or reacting to changes in our business and the market segments in which we operate could be limited.

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If we become subject to liability for content that we distribute through our service, our results of operations would be adversely affected.

As a distributor of content, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on the nature and content of materials that we distribute. If we become liable, then our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We cannot assure that we are insured or indemnified to cover claims of these types or liability that may be imposed on us.

If we do not respond effectively and on a timely basis to rapid technological change, our business could suffer.

Our industry is characterized by rapidly changing technologies, industry standards, customer needs and competition, as well as by frequent new product and service introductions. We must respond to technological changes affecting both our customers and content providers. We may not be successful in developing and marketing, on a timely and cost-effective basis, new services that respond to technological changes, evolving industry standards or changing customer requirements. Our success will depend, in part, on our ability to accomplish all of the following in a timely and cost-effective manner:

•	Effectively developing, using and integrating new technologies;
•	Continuing to develop our technical expertise;
•	Enhancing our engineering and system designs;
•	Developing products that meet changing customer needs;
•	Advertising and marketing our products; and
•	Influencing and responding to emerging industry standards and other changes.

Growth of internal operations and business may strain our financial resources.

We intend to significantly expand the scope of our operating and financial systems in order to build and expand our business. Our growth rate may place a significant strain on our financial resources for a number of reasons, including, but not limited to, the following:

•	The need for continued development of our financial and information management systems;
•	The need to manage strategic relationships and agreements with content providers; and
•	Difficulties in hiring and retaining skilled management, technical and other personnel necessary to support and manage our business.

We cannot give you any assurance that we will adequately address these risks and, if we do not, our ability to successfully expand our business could be adversely affected.

Current global economic conditions may adversely affect our industry, business and result of operations.

The recent disruptions in the current global credit and financial markets has included diminished liquidity and credit availability, a decline in consumer confidence, a decline in economic growth, an increased unemployment rate, and uncertainty about economic stability. There can be no assurance that there will not be further deterioration in credit and financial markets and confidence in economic conditions. These economic uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities. The current adverse global economic conditions and tightening of credit in financial markets may lead consumers to postpone spending, which may cause our customers to cancel, decrease or delay their existing and future orders with us. We are unable to predict the likely duration and severity of the current disruptions in the credit and financial markets and adverse global economic conditions. If the current uncertain economic conditions continue or further deteriorate, our business and results of operations could be materially and adversely affected.

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If we are not able to adequately protect our intellectual property, we may not be able to compete effectively.

Our ability to compete depends in part upon the strength of our proprietary rights in our technologies, brands and content. We expect to rely on a combination of U.S. and foreign patents, copyrights, trademark, trade secret laws and license agreements to establish and protect our intellectual property and proprietary rights.  The efforts we have taken and expect to take to protect our intellectual property and proprietary rights may not be sufficient or effective at stopping unauthorized use of our intellectual property and proprietary rights. In addition, effective trademark, patent, copyright and trade secret protection may not be available or cost-effective in every country in which our products are made available.  There may be instances where we are not able to fully protect or utilize our intellectual property in a manner that maximizes competitive advantage. If we are unable to protect our intellectual property and proprietary rights from unauthorized use, the value of our products may be reduced, which could negatively impact our business. Our inability to obtain appropriate protections for our intellectual property may also allow competitors to enter our markets and produce or sell the same or similar products and services. In addition, protecting our intellectual property and other proprietary rights is expensive and diverts critical managerial resources. If we are otherwise unable to protect our intellectual property and proprietary rights, our business and financial results could be adversely affected.

If we are forced to resort to legal proceedings to enforce our intellectual property rights, the proceedings could be burdensome and expensive. In addition, our proprietary rights could be at risk if we are unsuccessful in, or cannot afford to pursue, those proceedings.  In addition, the possibility of extensive delays in the patent issuance process could effectively reduce the term during which a marketed product is protected by patents.

We may also need to obtain licenses to patents or other proprietary rights from third parties. We may not be able to obtain the licenses required under any patents or proprietary rights or they may not be available on acceptable terms. If we do not obtain required licenses, we may encounter delays in development or find that the development, manufacture or sale of products and services requiring licenses could be foreclosed. We may, from time to time, support and collaborate in research conducted by universities and governmental research organizations. We may not be able to acquire exclusive rights to the inventions or technical information derived from these collaborations, and disputes may arise over rights in derivative or related research programs conducted by us or our collaborators.

Assertions against us by third parties for infringement of their intellectual property rights could result in significant costs and cause our operating results to suffer.

Our industry is characterized by vigorous protection and pursuit of intellectual property rights and positions, which results in protracted and expensive litigation for many companies. Other companies with greater financial and other resources than us have gone out of business from costs related to patent litigation and from losing a patent litigation. We may be exposed to future litigation by third parties based on claims that our technologies or activities infringe the intellectual property rights of others. Although we try to avoid infringement, there is the risk that we will use a patented technology owned or licensed by another person or entity and be sued for patent infringement or infringement of another party’s intellectual property or proprietary rights.  If we or our products and services are found to infringe the intellectual property or proprietary rights of others, we may have to pay significant damages or be prevented from making, using, selling, and offering for sale or importing such products or services or from practicing methods that employ such intellectual property or proprietary rights.

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Further, we may receive notices of infringement of third-party intellectual property rights. Specifically, we may receive claims from various industry participants alleging infringement of their patents, trade secrets or other intellectual property rights in the future. Any lawsuit resulting from such allegations could subject us to significant liability for damages and invalidate our proprietary rights. These lawsuits, regardless of their success, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•	stop selling content or services or using technology that contain the allegedly infringing intellectual property;

•	pay damages to the party claiming infringement;

•	attempt to obtain a license for the relevant intellectual property, which may not be available on commercially reasonable terms or at all; and

•	attempt to redesign those products or services that contain the allegedly infringing intellectual property with non-infringing intellectual property, which may not be possible.

The outcome of a dispute may result in our need to develop non-infringing technology or enter into royalty or licensing agreements. We may agree to indemnify certain customers for certain claims of infringement arising out of the sale of our products. Any intellectual property litigation could have a material adverse effect on our business, operating results or financial condition.

Confidentiality agreements with employees and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

Our success depends upon the skills, knowledge and experience of our technical personnel, our consultants and advisors as well as our licensors and contractors. Because we operate in a highly competitive field, we rely almost wholly on trade secrets to protect our proprietary technology and processes. However, trade secrets are difficult to protect. We enter into confidentiality and intellectual property assignment agreements with our corporate partners, employees, consultants, outside scientific collaborators, developers and other advisors. These agreements generally require that the receiving party keep confidential and not disclose to third parties confidential information developed by us during the course of the receiving party’s relationship with us. These agreements also generally provide that inventions conceived by the receiving party in the course of rendering services to us will be our exclusive property. However, these agreements may be breached and may not effectively assign intellectual property rights to us. Our trade secrets also could be independently discovered by competitors, in which case we would not be able to prevent use of such trade secrets by our competitors. The enforcement of a claim alleging that a party illegally obtained and was using our trade secrets could be difficult, expensive and time consuming and the outcome would be unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. The failure to obtain or maintain meaningful trade secret protection could adversely affect our competitive position.

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If studios and other content owners or distributors refuse to license content to us upon acceptable terms, our business could be adversely affected.

Our ability to distribute content or provide our customers with content they can watch instantly depends on studios and other content owners or distributors licensing us content specifically for Internet delivery. The license periods and the terms and conditions of such licenses vary. If the studios and other content distributors change their terms and conditions or are no longer willing or able to license us content, our ability to distribute content or stream content to our customers will be adversely affected. Streaming content is not subject to the First Sale Doctrine. As such, we are completely dependent on the studio or other content distributor to license us content in order to access, distribute, sublicense and stream content. Many of the licenses provide for the studios or other content distributor to withdraw content from our service relatively quickly. Because of these provisions as well as other actions we may take, content available through our service can be withdrawn on short notice. In addition, the studios and other content distributors have great flexibility in licensing content. They may elect to license content exclusively to a particular provider or otherwise limit the types of services that can deliver streaming content. If we are unable to secure and maintain rights to streaming content or if we cannot otherwise obtain such content upon terms that are acceptable to us, our ability to distribute content will be adversely impacted, and our customer acquisition and retention could also be adversely impacted. As streaming content license agreements expire, we must renegotiate new terms which may not be favorable to us. If this happens, the cost of obtaining content could increase and our margins may be adversely affected. As we grow, we will have to spend an increasingly larger amount for the licensing of streaming content. Any failure to secure content will manifest in lower customer acquisition and retention. Given the multiple-year duration and largely fixed nature of content licenses, if we do not experience customer acquisition and retention as forecasted, our margins may be impacted by these fixed content licensing costs. To the extent that we are unable to resolve any of these issues in an amicable manner, our relationship with the studios and other content distributors or our access to content may be adversely impacted.

Any significant disruption in our technology platform or those of third-parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Customers and potential customers access our service through our Web site or their TVs, computers, game consoles or mobile devices. Our reputation and ability to attract, retain and serve our customers is dependent upon the reliable performance of our technology platform and those of third-parties that we utilize in our operations. Interruptions in our ability to deliver content, or with the Internet in general, including discriminatory network management practices, could make our service unavailable or degraded or otherwise hinder our ability to deliver streaming content. Much of our software is proprietary, and we rely on the expertise of our engineering and software development teams for the continued performance of our software and computer systems. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our service to existing and potential customers.

Our servers and those of third-parties we use in our operations are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Our Web site may periodically experience directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt our service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. We do not have insurance to cover expenses related to attacks on our Web site or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our service or internal computer systems could result in a loss of customers and adversely affect our business and results of operations.

If government regulations relating to the Internet or other areas of our business change, we may need to alter the manner in which we conduct our business, or incur greater operating expenses.

The adoption or modification of laws or regulations relating to the Internet or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. In addition, the growth and development of the market for online commerce may lead to more stringent consumer protection laws, which may impose additional burdens on us. If we are required to comply with new regulations or legislation or new interpretations of existing regulations or legislation, this compliance could cause us to incur additional expenses or alter our business model.

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The adoption of any laws or regulations that adversely affect the growth, popularity or use of the Internet, including laws limiting Internet neutrality, could decrease the demand for our services and increase our cost of doing business. For example, in late 2010, the Federal Communications Commission adopted so-called net neutrality rules intended, in part, to prevent network operators from discriminating against legal traffic that transverse their networks. The rules are currently subject to legal challenge. To the extent that these rules are interpreted to enable network operators to engage in discriminatory practices or are overturned by legal challenge, our business could be adversely impacted. As we expand internationally, government regulation concerning the Internet, and in particular, network neutrality, may be nascent or non-existent. Within such a regulatory environment, coupled with potentially significant political and economic power of local network operators, we could experience discriminatory or anti-competitive practices that could impede our growth, cause us to incur additional expense or otherwise negatively affect our business.

Our reputation and relationships with customers would be harmed if our customer data, particularly billing data, were to be accessed by unauthorized persons.

We will maintain personal data regarding our customers, including names and, in many cases, mailing addresses. With respect to billing data, such as credit card numbers, we will rely on licensed encryption and authentication technology to secure such information. We will take measures to protect against unauthorized intrusion into our customers’ data. If, despite these measures, we, or our payment processing services, experience any unauthorized intrusion into our customers’ data, current and potential customers may become unwilling to provide the information to us necessary for them to become customers, we could face legal claims, and our business could be adversely affected. Similarly, if a well-publicized breach of the consumer data security of any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions which could adversely affect our business.

If we are unable to protect our domain names, our reputation and brand could be adversely affected.

We currently hold various domain names relating to our brand, including www.digidev.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our Web site and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the United States may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable, without significant cost or at all, to prevent third-parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

In the event of an earthquake or other natural or man-made disaster, our operations could be adversely affected.

Our executive offices and data centers are located in the Los Angeles area, an earthquake sensitive area. Our business and operations could be adversely affected in the event of an earthquake or other natural disaster, as well as from electrical blackouts, fires, floods, power losses, telecommunications failures, break-ins or similar events. We may not be able to effectively shift our operations to handle disruptions in service arising from these events. Because Los Angeles is located in an earthquake-sensitive area, we are particularly susceptible to the risk of damage to, or total destruction of, our executive offices and data centers. We are not insured against any losses or expenses that arise from a disruption to our business due to earthquakes and may not have adequate insurance to cover losses and expenses from other natural disasters.

We may lose key employees or may be unable to hire qualified employees.

We rely on the continued service of our senior management, including our Chief Executive Officer and Chairman, Martin Greenwald, President, Joe Bretz and members of our executive team and other key employees and the hiring of new qualified employees. In our industry, there is substantial and continuous competition for highly skilled business, product development, technical and other personnel. We may not be successful in recruiting new personnel and in retaining and motivating existing personnel, which may be disruptive to our operations.

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Risks Relating to our Securities and our Status as a Public Company

The relative lack of public company experience of certain members of our management team may put us at a competitive disadvantage.

Certain members of our management team lack public company experience and are generally unfamiliar with the requirements of the United States securities laws and U.S. Generally Accepted Accounting Principles, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Some of these individuals who now constitute our senior management team have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement programs and policies in an effective and timely manner that adequately responds to such increased legal, regulatory compliance and reporting requirements. Our failure to comply with all applicable requirements could lead to the imposition of fines and penalties and distract our management from attending to the growth of our business.

Shares of our common stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our common stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we may be deemed a “shell company” pursuant to Rule 144 prior to the Exchange, and as such, sales of our securities pursuant to Rule 144 are not able to be made until a period of at least twelve months has elapsed from the date on which our Current Report on Form 8-K is filed with the Commission reflecting our status as a non- “shell company.” Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after the date of the filing of our Current Report on Form 8-K and we have otherwise complied with the other requirements of Rule 144.  As a result, it may be harder for us to fund our operations and pay our employees and consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our previous status as a “shell company” could prevent us from raising additional funds, engaging employees and consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

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We will be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with the Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Management believes that its internal controls and procedures are currently not effective to detect the inappropriate application of U.S. GAAP rules. Management realize there are deficiencies in the design or operation of our internal control that adversely affect our internal controls which management considers to be material weaknesses including those described below:

i)	As of December 31, 2011, the Company did not have a separate functioning audit committee.

ii)	Due to the significant number and magnitude of out-of-period adjustments identified during the year- end closing process, management has concluded that the controls over the period-end financial reporting process were not operating effectively. A material weakness in the period-end financial reporting process could result in us not being able to meet our regulatory filing deadlines and, if not remedied, has the potential to cause a material misstatement or to miss a filing deadline in the future. Management override of existing controls is possible given the small size of the organization and lack of personnel.

iii)	There is no system in place to review and monitor internal control over financial reporting. The Company maintains an insufficient complement of personnel to carry out ongoing monitoring responsibilities and ensure effective internal control over financial reporting

Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. We cannot assure you that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

If we lose our key management personnel, we may not be able to successfully manage our business or achieve our objectives, and such loss could adversely affect our business, future operations and financial condition.

Our future success depends in large part upon the leadership and performance of our executive management team and key consultants. If we lose the services of one or more of our executive officers or key consultants, or if one or more of them decides to join a competitor or otherwise compete directly or indirectly with us, we may not be able to successfully manage our business or achieve our business objectives. We do not have “Key-Man” life insurance policies on our key executives. If we lose the services of any of our key consultants, we may not be able to replace them with similarly qualified personnel, which could harm our business. The loss of our key executives or our inability to attract and retain additional highly skilled employees may adversely affect our business, future operations, and financial condition.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain a provision permitting us to eliminate the personal liability of our directors to our company and shareholders for damages for breach of fiduciary duty as a director or officer to the extent provided by Nevada law.  The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

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Our stock is categorized as a penny stock.  Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a shareholder’s ability to buy and sell our stock.

Our stock is categorized as a penny stock.  The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than US$ 5.00 per share or an exercise price of less than US$ 5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a shareholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

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A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.

Our common stock is currently traded under the symbol “DIDG.OB,” but currently with low volume, based on quotations on the “Over-the-Counter Bulletin Board,” meaning that the number of persons interested in purchasing our common stock at or near bid prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is still relatively unknown to stock analysts, stock brokers, institutional investors, and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our stock until such time as we became more viable. Additionally, many brokerage firms may not be willing to effect transactions in the securities. As a consequence, there may be periods of several days or more when trading activity in our stock is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that trading levels will be sustained.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 200,000,000 shares of common stock with a par value of $0.001 per share. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

We may not qualify to meet listing standards to list our stock on an exchange.

The SEC approved listing standards for companies using reverse acquisitions to list on an exchange may limit our ability to become listed on an exchange.  We would be considered a reverse acquisition company (i.e., an operating company that becomes an Exchange Act reporting company by combining with a shell Exchange Act reporting company) that cannot apply to list on NYSE, NYSE Amex or Nasdaq until our stock has traded for at least one year on the U.S. OTC market, a regulated foreign exchange or another U.S. national securities market following the filing with the SEC or other regulatory authority of all required information about the merger, including audited financial statements.  We would be required to maintain a minimum $4 share price ($2 or $3 for Amex) for at least thirty (30) of the sixty (60) trading days before our application and the exchange’s decision to list.  We would be required to have timely filed all required reports with the SEC (or other regulatory authority), including at least one annual report with audited financials for a full fiscal year commencing after filing of the above information.  Although there is an exception for a firm underwritten IPO with proceeds of at least $40 million, we do not anticipate being in a position to conduct an IPO in the foreseeable future.  To the extent that we cannot qualify for a listing on an exchange, our ability to raise capital will be diminished.

Description of Property

The principal executive offices for the Registrant are located at: 6630 Sunset Blvd., Los Angeles, CA, 90028. The offices provide the Company direct access to its own server racks and space and high speed internet access required for delivering content over the Internet. The Company occupies this property on a month to month basis and is expected to enter into a formal written lease on September 1, 2012. The Registrant’s main telephone number is: 1-800-783-3128. The Registrant’s website is located at: http://www.digidev.com.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of the results of operations and financial condition of DDLLC for the fiscal years ended December 31, 2011 and 2010, and six month periods ended June 30, 2012 and 2011, in addition to the results of operation and financial condition of DDAC from January 25, 2012 (Inception) to May 31, 2012, should be read in conjunction with the DDLLC and DDAC financial statements, and the notes to those financial statements that are included elsewhere in this Form 8-K. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

DDAC is focused on the opportunity presented by over-the-top (“OTT”) home entertainment media, which targets DVD players, video game consoles, Smart TVs and stand-alone internet connected devices which delivers content such as Video-on-Demand services by connecting to users’ IP services. DDAC’s technology will help content owners distribute and monetize their products by delivery to OTT devices. From and after the Closing Date, our primary operations consist of the business and operations of DDAC.

On July 31, 2012, DDAC acquired from DDLLC certain tangible and intangible property including certain intellectual property related to a web-based multi-tiered billing infrastructure and to software and other means of syndicating and encoding media content, in exchange for the issuance by DDAC to DDLLC of 13,500,000 shares of DDAC common stock pursuant to a Subscription Agreement by and between DDAC and DDLLC dated July 31, 2012.

Results of Operations - Digitally Distributed, LLC

Comparison of the Six Months Ended June 30, 2012 and 2011

During the six month periods ended June 30, 2012 and 2011, DDLLC earned no revenues.

For the six month periods ended June 30, 2012 and 2011, DDLLC incurred a net loss of $9,121 and $2,272, respectively. This increase for the period ended June 30, 2012 is primarily attributed to an increase in interest expense on certain outstanding promissory notes (2012 - $8,871; 2011 - $Nil).

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Period from inception, December 20, 2009 (Inception) to June 30, 2012

Since inception, DDLLC has a net loss of $142,364 and has earned no revenues.

Comparison of the Years Ended December 31, 2011 and 2010

During the fiscal years ended December 31, 2011 and 2010, DDLLC earned no revenues.

For the fiscal year ended December 31, 2011, DDLLC incurred a net loss of $120,860, an increase of $108,477 as compared to a net loss of $12,383 for the fiscal year ended December 31, 2010.  The increase in net loss for the period ended December 31, 2011 is primarily attributed to the recognition of a contingency reserve of $118,588 compared to $Nil in the prior year. DDLLC recognized the contingent liability as of December 31, 2011 due to the uncertain outcome of a dispute to be resolved with a certain investor of DDLLC. Management of DDLLC has accrued the most likely amount to be settled with the investor.

Period from inception, December 20, 2009 (Inception) to December 31, 2011

Since inception, DDLLC has a net loss of $133,243 and has earned no revenues.

Results of Operations - Digitally Distributed Acquisition Corp.

Period from inception, January 25, 2012 (Inception) to May 31, 2012

Since inception, DDAC has a net loss of $338,717. DDAC is currently in the development stage and has not earned any revenues and income from Inception through May 31, 2012.

Liquidity and Capital Resources

Overview

As of May 31, 2012, DDAC had cash on hand of $68,338, and working capital deficit of $338,717. DDAC’s cash on hand and working capital will not be sufficient to meet its anticipated cash requirements. DDAC must have sufficient capital to fund administrative overhead, sales and marketing efforts and staffing expenses for an extended period of time before cash is received from customers.

In connection with the Company’s Letter of Intent with DDAC dated April 10, 2012 (the “LOI”), between April 12, 2012 and June 11, 2012, an aggregate of $350,000 was advanced to DDAC in accordance with the Company’s form of Convertible Promissory Note (the “Convertible Notes”). The funds were advanced directly to DDAC. The Convertible Notes bear interest at a rate of one percent (1%) per month until the Closing Date, and thereafter, at three percent (3%) per annum. The Convertible Notes are due on demand at anytime following the Closing Date. The Convertible Notes may be converted into shares of the Company’s common stock, at the option of the holder, at the lower of $0.50 per share or the price per share at which shares of capital stock of the Company are sold in any financing occurring within twenty four (24) months after Closing. In accordance with the LOI, the Company has committed to providing an additional $100,000 per month after Closing through the issuance of additional Convertible Notes, such that DDAC is expected to receive an aggregate of $1,000,000 through the Company’s issuance of Convertible Notes (the “Financing”). In addition to the Financing, the Company will, on a best efforts basis, raise an additional $3,000,000 for DDAC through the issuance of convertible debentures with the same terms as the Financing; however, there are no penalties in the event the Company is unable to raise an additional $3,000,000.

On February 1, 2012, DDAC entered into a promissory note with a third party for $25,000. The note payable bears no interest and has a maturity date of March 15, 2013. The holder of the note has the right to convert the loan principal and interest into common stock of DDAC at a discounted price of 50% of the closing stock price at the date that the note holder elects to convert the note payable and accrued interest.  Further, on April 16, 2012, DDAC entered into a promissory note for $28,583 with an additional third party. The loan bears an annual interest rate of 10% and is due on demand by the note holder.

Between April 12, 2012 and June 11, 2012, DDAC issued its form of Promissory Note (related party notes) to the Company for an aggregate amount of $350,000 (the “Notes”). The Notes are payable on demand and bear no specific interest. Upon the Closing of the Exchange Transaction, the loans evidenced by the Notes became intercompany loans and were cancelled in their entirety.

To meet our future objectives, we will need to meet our revenue objectives and sell additional equity and debt securities, which could result in dilution to current shareholders, or seek additional loans.  The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

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Our current cash requirements are significant due to planned development and marketing of our current technology, and we anticipate generating losses.   In order to execute on our business strategy, we will require additional working capital, commensurate with the operational needs of our planned marketing, development and production efforts.  Our management anticipates that we should be able to raise sufficient amounts of working capital through debt or equity offerings, as may be required to meet our short-term obligations.  However, changes in our operating plans, increased expenses, acquisitions, or other events, may cause us to seek additional equity or debt financing in the future.  We anticipate continued and additional marketing, development and production expenses.  Accordingly, we expect to continue to use debt and equity financing to fund operations for the next twelve months, as we look to expand our asset base and fund marketing, development and production of our technologies.

There are no assurances that we will be able to raise the required working capital on terms favorable, or that such working capital will be available on any terms when needed.  Any failure to secure additional financing may force the Company to modify its business plan.  In addition, we cannot be assured of profitability in the future.

Net cash provided by (used in) operating activities

Net cash used in operating activities for the period from January 25, 2012 (inception) to May 31, 2012 for DDAC, was $335,245.

Net cash provided by (used in) financing activities

Net cash provided by financing activities for the period from January 25, 2012 (inception) to May 31, 2012 for DDAC was $403,583 and constitutes the proceeds from loans payable of $423,583 less $20,000 in repayments made to loans payable. DDAC’s primary source of capital was the issuance of promissory notes.

Off-Balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.  We have not entered into any derivative contracts that are indexed to its shares and classified as shareholder’s equity or that are not reflected in its consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.  We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to it or that engages in leasing, hedging or research and development services with it.

Critical Accounting Estimates

Those material policies that the Company believes are the most critical to understanding the Company’s financial results and condition are discussed below.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects, and have been consistently applied in preparing the accompanying financial statements.

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USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of May 31, 2012.

INCOME TAXES

Under ASC 740, “Income Taxes”, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of May 31, 2012, there were no deferred taxes.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

• Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

• Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

• Level 3 inputs are unobservable inputs for the asset or liability.

The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Recently Issued Accounting Pronouncements

Accounting standards promulgated by the FASB change periodically. Changes in such standards may have an impact on the Company’s future financial statements. For the Company’s analysis and impact of these accounting standards, please see Note 3, Recent Accounting Pronouncements, in the Company’s May 31, 2012 financial statements.

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Security Ownership of Certain Beneficial Owners and Management

Security Ownership Prior To Exchange Transaction

The Company has one class of its stock outstanding, its common stock. The following table sets forth certain information as of July 31, 2012 prior to the closing of the Exchange Transaction with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of July 31, 2012, there were 73,500,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Martin W. Greenwald, Chairman, Chief Executive Officer, Interim Chief Financial Officer 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
Joe Q. Bretz, President, Director c/o Mawicke & Goisman 1509 North Prospect Avenue Milwaukee, Wisconsin 53202	100	*
Bryan Subotnick, Director 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
Alex Frejrud, Chief Creative Director 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
Richard Verdoni, Chief Technology Officer 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
David Altshuler, Corporate Secretary 15332 Antioch Street, #840 Pacific Palisades, CA 90272	-	-

All Officers and Directors as a Group	100	*

5% Shareholders
Dragan Bozanic 7066 Danton Promenade Mississauga, Ontario Canada L5N 5E3	19,500,000	26.53%
Jane C. H. Brooke 11 Claucester Avenue, Flat , Camden Town London, England NW1 7AU	30,000,000	40.82%

* Less than 1%.

 ____________________

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

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Security Ownership After the Exchange Transaction

The following table sets forth certain information as of July 31, 2012, after giving effect to the Closing of the Exchange Transaction, with respect to the beneficial ownership of our common stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of July 31, 2012, after giving effect to the Closing of the Merger, there were 93,500,000 shares of common stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock indicated.

Name and Address of Beneficial Owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Directors and Executive Officers
Martin W. Greenwald, Chairman, Chief Executive Officer, Interim Chief Financial Officer 6630 Sunset Blvd. Los Angeles, CA 90028	5,500,000	5.88%
Joe Q. Bretz, President, Director c/o Mawicke & Goisman 1509 North Prospect Avenue Milwaukee, Wisconsin 53202	13,500,100(2)	14.44%
Bryan Subotnick, Director 6630 Sunset Blvd. Los Angeles, CA 90028	500,000	*
Alex Frejrud, Chief Creative Director 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
Richard Verdoni, Chief Technology Officer 6630 Sunset Blvd. Los Angeles, CA 90028	-	-
David Altshuler, Corporate Secretary 15332 Antioch Street, #840 Pacific Palisades, CA 90272	500,000	*

All Officers and Directors as a Group	20,000,100	21.39%

5% Shareholders
Dragan Bozanic 7066 Danton Promenade Mississauga, Ontario Canada L5N 5E3	19,500,000	20.85%
Jane C. H. Brooke 11 Claucester Avenue, Flat , Camden Town London, England NW1 7AU	30,000,000	32.08%

* Less than 1%.

 _______________

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Mr. Joe Q. Bretz owns 100 shares directly. Digitally Distributed, LLC, a Delaware limited liability company (“DDLLC”) owns 13,500,000 shares directly. Mr. Bretz is the manager of DDLLC. The sole member of DDLLC is Igasho, LLC, a Wisconsin limited liability company (“Igasho”), and the sole member of Igasho is the He-Lush-Ka Trust, an irrevocable trust of which the Mr. Bretz is the beneficiary thereof. As a result of the foregoing, Mr. Bretz may be deemed beneficially to own the 13,500,000 shares owned by DDLLC.

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Directors and Executive Officers

Current Officers and Directors:

Name	Age	Position	Since
Martin W. Greenwald	70	Chairman, Chief Executive Officer, Interim Chief Financial Officer	2012
Joe Q. Bretz	37	President, Director	2012
Bryan Subotnick	48	Director	2012
David Altshuler	64	Corporate Secretary	2012
Alex Frejrud	34	Chief Creative Director	2012
Richard Verdoni	44	Chief Technology Officer	2012

Martin W. Greenwald, Chairman, Chief Executive Officer, Interim Chief Financial Officer

Mr. Greenwald has extensive experience with licensing content in the entertainment industry. Mr. Greenwald is currently the Chairman of the Board and Chief Executive Officer of DDAC, positions he has held since January 25, 2012, and Chairman of the Board and Chief Executive Officer of Public Media Works Inc. (OTCBB:PUBM), positions he has held since August 2010. Mr. Greenwald previously served as Chairman of the Board of Image Entertainment, Inc. (“Image”) (OTCQB:DISK), a position he held from 1981 through 2010. From 1981 to 2008, Mr. Greenwald also served as President and Chief Executive Officer of Image where he helped lead operations focused on laserdisc and DVD content production, development and acquisition.

Mr. Greenwald has been a guest lecturer at the USC Marshall School of Business and UCLA Anderson School of Management, and has been a guest speaker or panelist at numerous home video entertainment events. From 1990 to 1998, Mr. Greenwald served on the board of directors of The Entertainment Industry Foundation. He has been honored with the Visionary Award from the Entertainment AIDS Alliance, has served as director of the Permanent Charities Committee of the Entertainment Industries, and is an active supporter of Cedars Sinai Hospital’s United Hostesses Charities and Didi Hirsch Community Mental Health Centers. Mr. Greenwald is a graduate of Fairleigh Dickinson University. We believe that Mr. Greenwald’s extensive business experience in the media and entertainment industry will aid the Company in achieving its business objectives.

Joe Q. Bretz, Director, President

Internet and technology entrepreneur as well as a producer of film, television, and music videos, Joe Q. Bretz gained public recognition in 2002 with his revolutionary direct-to-hard disc production of the California Music Awards’ 25th Anniversary Show. Since that breakthrough in post-production, Mr. Bretz has built a multi-faceted resume including unique and notable music, television and feature-film projects, as well as Internet initiatives. Originally from Milwaukee, Wisconsin, Mr. Bretz relocated to the West Coast where he was a consultant for a number of tech companies with a focus on digital-media content delivery. He has also worked closely with NASDAQ-listed businesses, including Progressive Gaming Company, in creating innovative multi-media approaches to strategic marketing campaigns. From 2002 to 2009, Mr. Bretz was the managing partner of Q-Black Media, participating in managing a private investment fund of over $20 million that incubated numerous successful Internet and media-related start-ups; supervising an in-house production staff of graphic designers and broadcast editors; and managing a series of real-estate and nightclub holdings. In addition, Mr. Bretz created marketing and promotional alliances within the NFL and MLB that utilized the star power of the players for various video production and web-casting events. Some of Mr. Bretz’s other notable credits include producing the music-video special “Smash Mouth - Live from the Fillmore,” featuring the multi-platinum band; the HBO rock-concert series “Reverb”; and the Rob Schneider feature-film “The Chosen One.” He also established Sound Byte Music Management. As president of the Company, Mr. Bretz brings his wide-ranging experience and expertise in digital-rights management along with his understanding of multiple ways to exploit the various revenue streams of intellectual property.

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Bryan Subotnick, Director

Mr. Subotnick has served as the Chief Executive Officer and President of NYCe pLAy, LLC, a Los Angeles based technology company that develops, markets and sells smartphone applications, since the founding of the company in 2010. From 2007 to 2010, Mr. Subotnick was engaged with personal matters. Since 2004, Mr. Subotnick has also been an active investor in a variety of investments including a telecommunications service provider and several internet start-ups in the entertainment, advertising and medical industries. From 1995 to 2004, Mr. Subotnick was Executive Vice President of Big City Radio, a Los Angeles based owner of radio stations, where he helped grow the company from 4 regional stations to 16 national stations and to become listed on the American Stock Exchange. While at Big City Radio, Mr. Subotnick managed many aspects of company operations, including acquisitions, programming, budgeting and client relations, and assisted in raising over $33 million in the company’s initial public offering and $174 million in a public debt offering. From 1994 to 1995, Mr. Subotnick was Vice President and General Counsel of Papamarkou & Company, an SEC registered asset management company based in New York, New York. Mr. Subotnick was a founder and general partner of Shanker & Subotnick, a law firm which concentrated on entertainment law. Mr. Subotnick was a Kings County Assistant District Attorney in New York, New York from 1991 to 1992, and worked in the Bear Stearns & Company bond trading and sales program from 1986 to 1988. Mr. Subotnick is currently a director of Public Media Works, Inc. (OTCBB: PUBQE), a position he has held since March 25, 2011. Mr. Subotnick received his Bachelor of Science in Finance from Syracuse University, and his Juris Doctor from the Brooklyn Law School. Mr. Subotnick’s broad legal and investment experience is expected to bring financial and strategic acumen to management and the Board.

David Altshuler, Corporate Secretary

Mr. Altshuler is an attorney who has practiced since 1973 and has operated a solo practice from 1987 to the present. His solo practice focuses on representing and counseling entrepreneurial clients and small to mid-cap companies in various industries and market sectors, including wireless communications, wireless device manufacturing, manufacturing, distribution, warehousing, logistics, entertainment, secured lending, and real estate construction. He also assists with the re-structuring of financially challenged businesses. From 1985 to 1986, Mr. Altshuler was general counsel and chief operating officer of a Budget Rent-A-Car franchisee. From 1983 to 1984, Mr. Altshuler was general counsel and chief operating officer for Style Companies, Ltd., a small, growth oriented multi-national clothing manufacturing company. He was previously a tax partner with the Cohen & Ziskin law firm from 1981 to 1983. Mr. Altshuler received a B.A. in Social Science from the University of California, Irvine in 1970, a J.D. from California Western School of Law in 1972, and an L.L.M. in Taxation from New York University School of Law in 1973. Mr. Altshuler’s broad legal experience is expected to provide the Company with beneficial legal perspectives regarding the Company’s operations and regulatory compliance.

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Mr. Alex Frejrud, Chief Creative Director

Mr. Alex Frejrud has an extensive background as a telecommunications engineer, film editor, music producer and new media consultant. Since 2008, Mr. Frejrud has been the president and director of The Glampire Group. Mr. Frejrud has been the driving force behind various successful startups. In 2004, he co-founded the award-winning social network Trig.com. He followed up in 2008 with the establishment of the Glampire Group, consisting of Glampire Media, Glampire Mobile and Glampire Mobile-Label. As director and president of The Glampire Group, he has worked with a number of renowned record labels, fashion brands, corporations, websites, and movie production companies, enhancing their media profiles, visibility, viral marketing, and connectivity of clients including BMW, MySpace, H&M, Sony, EMI, and Universal Studios. Mr. Frejrud was raised and educated in Sweden and has an engineering degree in telecommunications, sound and interactive media.

Mr. Richard Verdoni, Chief Technology Officer

With his training, experience and international perspective, Richard Verdoni brings great value and talent to the position of Chief Technology Officer for the Company. He has devoted his career to technology development and progress, starting with a four-year stint as a U.S. Naval photographer that gave him the opportunity to learn about various multi-media innovations, including advanced imaging protocols. His studies continued at the University of Michigan with a focus on Art and Computer Science. Subsequently, he became involved in the Silicon Valley boom of the 1990’s, notably as an associate producer for a third-party video game developer in conjunction with the Atari Corporation. His various accomplishments included new methods for rotoscoping, sprite development and color computation. He went on to consult for DIVATV, an SRI spin-off, which was eventually sold to Comcast and was one of the first adopters of IPTV. At that time, Mr. Verdoni was instrumental in providing new methods for VOD content delivery. DIVATV was eventually sold to Comcast. In search of new challenges, Mr. Verdoni partnered with Joe Q. Bretz on several different, successful multi-media start-ups and web-design businesses which have serviced and developed applications for hundreds of clients over the past fifteen years. In 2006, Mr. Verdoni moved to Mexico City, where he and Mr. Bretz opened up an office and continued to develop emerging technologies, focusing on IPTV and multi-media applications. During that time, Mr. Verdoni was engaged as IT consultant to the U.S. State Department's embassy in Mexico City. He recently returned to California where he plans to dedicate his full productive time and energies to furthering the deployment of the Company’s platform and future growth.

Terms of Office

The Company’s directors are appointed for a one-year term to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or is removed in accordance with the Company’s bylaws and the provisions of the Nevada Revised Statutes.

The Company’s officers are appointed by the Company’s Board of Directors and hold office until removed by the Board.

Involvement in Certain Legal Proceedings

During the past ten years no director, executive officer, promoter, significant employee or control person of the Company has been involved in the following:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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2.	Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii.	Engaging in any type of business practice; or

iii.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5.	Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.	Any Federal or State securities or commodities law or regulation; or

ii.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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8.	Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our Board of Directors held no formal meetings during the fiscal year ended December 31, 2011. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the Nevada Revised Statutes and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held. We do not presently have a policy regarding director attendance at meetings.

We do not currently have standing nominating or compensation committees, or committees performing similar functions. Due to the size of our board, our Board of Directors believes that it is not necessary to have standing nominating or compensation committees at this time because the functions of such committees are adequately performed by our Board of Directors. We do not have a nominating or compensation committee charter as we do not currently have such committees. We do not have a policy for electing members to the board. Of our current directors, we believe that Mr. Bryan Subotnick is an independent director as defined in the NASD listing standards.

It is anticipated that the Board of Directors will form separate compensation and nominating committees, and appoint members to the audit committee, including an audit committee financial expert.

Audit Committee

Our Board of Directors has established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Charter of the Audit Committee of the Board of Directors sets forth the responsibilities of the Audit Committee. The primary function of the Audit Committee is to oversee and monitor the Company’s accounting and reporting processes and the audits of the Company’s financial statements.

Our Audit Committee is currently vacant, and our Board of Directors performs the services of an audit committee. None of our current or former directors can be considered an “audit committee financial expert.” We will have to attract an individual with the qualification of an audit committee expert to our Audit Committee. At this time, we have not identified such an individual.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers, and shareholders holding more than 10% of our outstanding Common Stock to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of our Common Stock. Executive officers, directors, and persons who own more than 10% of our Common Stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of Forms 3, 4, and 5 delivered to us as filed with the SEC during our most recent fiscal year ended December 31, 2011, none of our executive officers and directors, and persons who own more than 10% of our Common Stock failed to timely file the reports required pursuant to Section 16(a) of the Exchange Act.

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Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment.

In addition, directors must have time available to devote to Board activities and to enhance their knowledge in the growing business. Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company.

In carrying out its responsibilities, the Board will consider candidates suggested by shareholders. If a shareholder wishes to formally place a candidate’s name in nomination, however, he or she must do so in accordance with the provisions of the Company’s Bylaws. Suggestions for candidates to be evaluated by the proposed directors must be sent to the Board of Directors, c/o The Digital Development Group Corp. 6630 Sunset Blvd., Los Angeles, CA, 90028.

Board Leadership Structure and Role on Risk Oversight

Mr. Martin W. Greenwald currently serves as the Company’s principal executive officer and chairman. The Company determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The Board of Directors will continue to evaluate the Company’s leadership structure and modify as appropriate based on the size, resources and operations of the Company.

Subsequent to the closing of the Exchange Transaction, it is anticipated that the Board of Directors will establish procedures to determine an appropriate role for the Board of Directors in the Company’s risk oversight function.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Code of Ethics

On July 31, 2012, our Board of Directors adopted an Amended and Restated Code of Ethics (the “Code”). Our Code embodies our commitment to ethical principles and sets forth the responsibilities of the Company and its officers and directors to its shareholders, employees, customers, lenders and other organizations. Our Code addresses general business ethical principles and other relevant issues and applies to our Chief Executive Officer, President, Chief Financial Officer, Chief Accounting Officer, Secretary and Treasurer of the Company. A copy of our code of ethics will be provided to any person without charge, upon written request sent to us at our offices located at 6630 Sunset Blvd., Los Angeles, CA, 90028.

Executive Compensation

Board Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors. Directors are not paid for meetings attended. However, we intend to review and consider future proposals regarding board compensation. All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

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Executive Compensation - Former Executive Officers

No director, officer or employee received compensation during the Registrant’s last fiscal year.

Executive Compensation - New Executive Officers

None of our new executive officers or directors received compensation from DDAC, nor did DDAC have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation, since DDAC’s inception. Except as noted below, none of our executive officers or directors received, nor do we have any arrangements to pay out, any bonus, stock awards, option awards, non-equity incentive plan compensation, or non-qualified deferred compensation.

Potential Payments Upon Termination or Change-in-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the Company. Please see the section entitled “Employment Agreements” below for a discussion of management compensation in the event of a termination of employment or change in control of the Company.

Employment Agreements

DDAC entered into employment agreements with Messrs. Joe Q. Bretz, Martin W. Greenwald, Richard Verdoni and Bruce Venezia, each effective May 1, 2012 (the “Effective Date”) (each a “DDAC Employment Agreement,” and together the “DDAC Employment Agreements”). The following are summaries of the DDAC Employment Agreements with the above-mentioned officers and directors.

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Martin W. Greenwald

DDAC entered into a DDAC Employment Agreement with Mr. Martin W. Greenwald effective May 1, 2012, pursuant to which Mr. Greenwald will serve as a member of DDAC’s Board of Directors and as Chief Executive Officer of DDAC. The term of Mr. Greenwald’s appointment commences on the Effective Date and terminates on April 30, 2015 (the “Term”). Mr. Greenwald’s annual salary is $10,000 per month from the Effective Date to April 1, 2012. Commencing April 1, 2012, Mr. Greenwald’s annual compensation is $250,000 payable in periodic installments in accordance with DDAC’s standard payroll practices. In addition, Mr. Greenwald shall be entitled to be paid $50,000, representing deferred compensation accrued from the Effective Date, upon successful completion or one or more transactions resulting in DDAC realizing $3,000,000 of capital through a sale of DDAC’s securities and/or debt. Mr. Greenwald shall also be entitled to be paid an incentive bonus, in cash, equal to one percent (1%) of DDAC’s gross revenues during each calendar quarter. In addition, Mr. Greenwald shall be entitled to participate in certain employer benefit plans, including any qualified retirement plans, deferred compensation plans, stock option and incentive plans, life insurance plans, disability income plans, retirement plans, vacation plans and medical reimbursement plans, if and when adopted by DDAC. DDAC may terminate Mr. Greenwald’s employment for cause effective immediately by a vote of 66 2/3% of the Board of Directors of DDAC. “Cause” constitutes any act committed by Mr. Greenwald against DDAC or any of its affiliates which involves fraud, willful misconduct, gross negligence or insubordination; or the commission by Mr. Greenwald of, or indictment for, a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud. Mr. Greenwald’s employment can be terminated without cause upon not less than fifteen (15) days prior written notice.

If Mr. Greenwald’s employment is terminated for any reason during or upon expiration of the Term, DDAC shall pay or provide to Mr. Greenwald (i) any earned but unpaid salary; (ii) accrued bonuses earned but not yet paid; (iii) any unpaid expense reimbursements; (iv) any accrued but unused vacation; and (v) any unvested benefits under DDAC’s employer benefit plans (collectively, the “Greenwald Accrued Compensation”). In the event of termination of Mr. Greenwald’s employment without cause, DDAC shall provide Mr. Greenwald, in addition to the Greenwald Accrued Compensation, continuation of Mr. Greenwald’s salary and continuation of any executive health and group health benefit plans in accordance with federal law (the “Greenwald Termination Benefits”). The foregoing Greenwald Termination Benefits shall continue for a period of time equal to the longer of (a) the remainder of the Term or (b) twelve (12) months from the effective date of termination.

Joe Q. Bretz

DDAC entered into a DDAC Employment Agreement with Mr. Joe Q. Bretz effective May 1, 2012, pursuant to which Mr. Bretz will serve as President of DDAC. The term of Mr. Bretz’s appointment commences on the Effective Date and terminates on April 30, 2015 (the “Term”). Mr. Bretz’s annual compensation is $250,000 payable in periodic installments in accordance with DDAC’s standard payroll practices. Mr. Bretz shall also be entitled to be paid an incentive bonus, in cash, equal to one percent (1%) of DDAC’s gross revenues during each calendar quarter. In addition, Mr. Bretz shall be entitled to participate in certain employer benefit plans, including any qualified retirement plans, deferred compensation plans, stock option and incentive plans, life insurance plans, disability income plans, retirement plans, vacation plans and medical reimbursement plans, if and when adopted by DDAC. DDAC may terminate Mr. Bretz’s employment for cause effective immediately by a vote of the Board of Directors of DDAC or by the Chief Executive Officer of DDAC. “Cause” constitutes any act committed by Mr. Bretz against DDAC or any of its affiliates which involves fraud, willful misconduct, gross negligence or insubordination; or the commission by Mr. Bretz of, or indictment for, a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud. Mr. Bretz’s employment can be terminated without cause upon not less than fifteen (15) days prior written notice.

If Mr. Bretz’s employment is terminated for any reason during or upon expiration of the Term, DDAC shall pay or provide to Mr. Bretz (i) any earned but unpaid salary; (ii) accrued bonuses earned but not yet paid; (iii) any unpaid expense reimbursements; (iv) any accrued but unused vacation; and (v) any unvested benefits under DDAC’s employer benefit plans (collectively, the “Bretz Accrued Compensation”). In the event of termination of Mr. Bretz’s employment without cause, DDAC shall provide Mr. Bretz, in addition to the Bretz Accrued Compensation, continuation of Mr. Bretz’s salary and continuation of any executive health and group health benefit plans in accordance with federal law (the “Bretz Termination Benefits”). The foregoing Bretz Termination Benefits shall continue for a period of time equal to the lesser of (a) the remainder of the Term or (b) six (6) months from the effective date of termination.

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Richard Verdoni

DDAC entered into a DDAC Employment Agreement with Mr. Richard Verdoni effective May 1, 2012, pursuant to which Mr. Verdoni will serve as Chief Technology Officer of DDAC. The term of Mr. Verdoni’s appointment commences on the Effective Date and terminates two (2) years from the Effective Date (the “Term”). Mr. Verdoni’s annual compensation is $150,000 payable in periodic installments in accordance with DDAC’s standard payroll practices. Mr. Verdoni shall also be entitled to be paid an incentive bonus, in cash, equal to one half percent (0.05%) of DDAC’s gross revenues during each calendar quarter. In addition, Mr. Verdoni shall be entitled to participate in certain employer benefit plans, including any qualified retirement plans, deferred compensation plans, stock option and incentive plans, life insurance plans, disability income plans, retirement plans, vacation plans and medical reimbursement plans, if and when adopted by DDAC. DDAC may terminate Mr. Verdoni’s employment for cause effective immediately by a vote of the Board of Directors of DDAC or by the Chief Executive Officer of DDAC. “Cause” constitutes any act committed by Mr. Verdoni against DDAC or any of its affiliates which involves fraud, willful misconduct, gross negligence or insubordination; or the commission by Mr. Verdoni of, or indictment for, a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud. Mr. Verdoni’s employment can be terminated without cause upon not less than fifteen (15) days prior written notice.

If Mr. Verdoni’s employment is terminated for any reason during or upon expiration of the Term, DDAC shall pay or provide to Mr. Verdoni (i) any earned but unpaid salary; (ii) accrued bonuses earned but not yet paid; (iii) any unpaid expense reimbursements; (iv) any accrued but unused vacation; and (v) any unvested benefits under DDAC’s employer benefit plans (collectively, the “Verdoni Accrued Compensation”). In the event of termination of Mr. Verdoni’s employment without cause, DDAC shall provide Mr. Verdoni, in addition to the Verdoni Accrued Compensation, continuation of Mr. Verdoni’s salary and continuation of any executive health and group health benefit plans in accordance with federal law (the “Verdoni Termination Benefits”). The foregoing Verdoni Termination Benefits shall continue for a period of time equal to the lesser of (a) the remainder of the Term or (b) six (6) months from the effective date of termination.

Bruce Venezia

DDAC entered into a DDAC Employment Agreement with Mr. Bruce Venezia effective May 1, 2012, pursuant to which Mr. Venezia will serve as Vice President - Content Acquisition of DDAC. The term of Mr. Venezia’s appointment commences on the Effective Date and terminates two (2) years from the Effective Date (the “Term”). Mr. Venezia’s annual compensation is $60,000 payable in periodic installments in accordance with DDAC’s standard payroll practices. Mr. Venezia shall also be entitled to be paid an incentive bonus, in cash, equal to one half percent (0.05%) of DDAC’s gross revenues during each calendar quarter. In addition, Mr. Venezia shall be entitled to participate in certain employer benefit plans, including any qualified retirement plans, deferred compensation plans, stock option and incentive plans, life insurance plans, disability income plans, retirement plans, vacation plans and medical reimbursement plans, if and when adopted by DDAC. DDAC may terminate Mr. Venezia’s employment for cause effective immediately by a vote of the Board of Directors of DDAC or by the Chief Executive Officer of DDAC. “Cause” constitutes any act committed by Mr. Venezia against DDAC or any of its affiliates which involves fraud, willful misconduct, gross negligence or insubordination; or the commission by Mr. Venezia of, or indictment for, a felony or any misdemeanor involving moral turpitude, deceit, dishonesty or fraud. Mr. Venezia’s employment can be terminated without cause upon not less than fifteen (15) days prior written notice.

If Mr. Venezia’s employment is terminated for any reason during or upon expiration of the Term, DDAC shall pay or provide to Mr. Venezia (i) any earned but unpaid salary; (ii) accrued bonuses earned but not yet paid; (iii) any unpaid expense reimbursements; (iv) any accrued but unused vacation; and (v) any unvested benefits under DDAC’s employer benefit plans (collectively, the “Venezia Accrued Compensation”). In the event of termination of Mr. Venezia’s employment without cause, DDAC shall provide Mr. Venezia, in addition to the Venezia Accrued Compensation, continuation of Mr. Venezia’s salary and continuation of any executive health and group health benefit plans in accordance with federal law (the “Venezia Termination Benefits”). The foregoing Venezia Termination Benefits shall continue for a period of time equal to the lesser of (a) the remainder of the Term or (b) six (6) months from the effective date of termination.

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Master Services Agreement - Alex Frejrud

Effective July 1, 2012, we entered into a Master Services Agreement (the “MSA”) with Alex Frejrud pursuant to which Mr. Frejrud will provide certain professional services to the Company in accordance with a Statement of Work (“SOW”) attached to the MSA. Such services include: (i) backend consultation overseeing the architecture, concept and brand development of the Company’s technology platform; and (ii) marketing and social media consultation (the “Services”). Mr. Frejrud shall perform the Services as the Chief Creative Officer of the Company. All data, materials, work product and other deliverables that Mr. Frejrud will develop or deliver in connection with the Services (collectively, the “Deliverables”) are deemed “works for hire” of the Company and all ownership rights shall remain with the Company, unless otherwise noted in the MSA and SOW. The initial term of the MSA begins on July 1, 2012 and continues for one (1) year. The MSA renews automatically for successive one (1) year term unless sixty (60) days prior written notice is provided. The Company may terminate the MSA for its convenience at any time upon sixty (60) days notice. Either party may terminate the MSA for cause upon ten (10) days written notice. As consideration for Mr. Frejrud’s performance of the Services, the Company shall pay Mr. Frejrud an amount not to exceed $150,000. Mr. Frejrud shall provide invoices on a monthly basis detailing the costs and hours incurred by Mr. Frejrud. Invoices must be approved by Mr. Verdoni and Mr. Bretz prior to payment.

Certain Relationships and Related Transactions
and director independence

Certain Relationships and Related Transactions

There are no family relationships between any of our former directors or executive officers and new directors or new executive officers. Mr. Greenwald and Mr. Bretz were officers and directors of DDAC and the Company prior to the Closing of the Exchange Transaction. Other than the foregoing, none of the new directors and executive officers were directors or executive officers of the Company prior to the Closing of the Exchange Transaction, nor did any hold any position with the Company prior to the Closing of the Exchange Transaction, nor have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

In accordance with the Exchange Agreement, upon the effectiveness of the Exchange Transaction, the Selling Shareholders of DDAC received approximately 21.39% of the issued and outstanding common stock of the Company. Messrs. Martin Greenwald, our Chief Executive Officer, Joe Q. Bretz, our President, David Altshuler, our Corporate Secretary, and Bryan Subotnick, a member of our Board of Directors, were Selling Shareholder of DDAC. Accordingly, each of the foregoing officers and directors of the Company was issued certain shares of our Common Stock in connection with the Exchange Transaction in exchange for their equity interests in DDAC.

In connection with the Company’s Letter of Intent with DDAC dated April 10, 2012, between April 12, 2012 and June 11, 2012, an aggregate of $350,000 was advanced to DDAC in accordance with our form of Convertible Promissory Note (the “Convertible Notes”). The funds were advanced directly to DDAC. The Convertible Notes bear interest at a rate of one percent (1%) per month until the Closing Date, and thereafter, at three percent (3%) per annum. The Convertible Notes are due on demand at anytime following the Closing Date. The Convertible Notes may be converted into shares of the Company’s common stock, at the option of the holder, at the lower of $0.50 per share or the price per share at which shares of capital stock of the Company are sold in any financing occurring within twenty four (24) months after Closing. Mr. Greenwald, our current Chairman and Chief Executive Officer, and Mr. Joe Q. Bretz, our current President, were shareholders of DDAC. In addition, Mr. Greenwald was the Chief Executive Officer and Chief Financial Officer of DDAC, Mr. Bretz was the President of DDAC and Mr. Altshuler, our Corporate Secretary, was the Corporate Secretary of DDAC.

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Between April 12, 2012 and June 11, 2012, DDAC issued its form of Promissory Note to the Company for an aggregate amount of $350,000 (the “Notes”). The Notes are payable on demand and bear no specific interest. Upon the Closing of the Exchange Transaction, the loans evidenced by the Notes became intercompany loans and were cancelled in their entirety. As noted above, Messrs. Greenwald, Bretz and Altshuler were officers, directors and shareholders of DDAC.

Other than the transactions, including the Exchange Transaction, noted above, there are no transactions, since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any of the current directors or officers had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which any of the current directors or officers is a party or in which they participate that is entered into or material amendment in connection with our appointment of any of the current directors or officers, or any grant or award to any of the current directors or officers or modification thereto, under any such plan, contract or arrangement in connection with our appointment of any of the current directors or officers.

Other than as set forth above, none of our current officers or directors have been involved in any material proceeding adverse to the Company or any transactions with the Company or any of its directors, executive officers, affiliates or associates that are required to be disclosed pursuant to the rules and regulations of the SEC.

Review, Approval or Ratification of Transactions with Related Persons

Although we have adopted a Code of Ethics, we rely on our board to review related party transactions on an ongoing basis to prevent conflicts of interest. Our board reviews a transaction in light of the affiliations of the director, officer or employee and the affiliations of such person’s immediate family. Transactions are presented to our board for approval before they are entered into or, if this is not possible, for ratification after the transaction has occurred. If our board finds that a conflict of interest exists, then it will determine the appropriate remedial action, if any. Our board approves or ratifies a transaction if it determines that the transaction is consistent with the best interests of the Company.

Director Independence

During the year ended December 31, 2011, we did not have any independent directors on our board. We evaluate independence by the standards for director independence established by applicable laws, rules, and listing standards including, without limitation, the standards for independent directors established by The New York Stock Exchange, Inc., the NASDAQ National Market, and the Securities and Exchange Commission.

Subject to some exceptions, these standards generally provide that a director will not be independent if (a) the director is, or in the past three years has been, an employee of ours; (b) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (c) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (d) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (e) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (f) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or two percent of that other company’s consolidated gross revenues.

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legal proceedings

None.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY
AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is currently listed for trading on the Over-the-Counter Bulletin Board maintained by the Financial Industry Regulatory Authority (“FINRA”) under the Symbol: “DIDG.” The table below lists the high and low closing prices per share of our common stock since our stock was first traded on April 5, 2012 through the end of our second fiscal quarter, as quoted on the Over-the-Counter Bulletin Board. Prior to that time, there was no public market for our common stock.

	High	Low
April 5, 2012 to June 30, 2012	$1.35	$0.45

Trading in our common stock has been sporadic and the quotations set forth above are not necessarily indicative of actual market conditions. All prices reflect inter-dealer prices without retail mark-up, mark-down, or commission and may not necessarily reflect actual transactions.

Holders

Prior to the Exchange Transaction, there were approximately 57 shareholders of record of our common stock based upon the shareholders’ listing provided by our transfer agent. Our transfer agent is Action Stock Transfer Corp. located at 2469 E. Fort Union Blvd, Ste 214, Salt Lake City, UT 84121 and its phone number is (801) 274-1088.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Form 8-K for a description of recent sales of unregistered securities, which is hereby incorporated by reference.

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DESCRIPTION OF SECURITIES

The following information describes our capital stock and provisions of our articles of incorporation and our bylaws, all as in effect upon the Closing of the Exchange Transaction. This description is only a summary. You should also refer to our articles of incorporation and bylaws which have been incorporated by reference or filed with the Securities and Exchange Commission as exhibits to this Form 8-K.

General

Our authorized capital stock consists of 200,000,000 shares of common stock at a par value of $0.001 per share, of which 73,500,000 shares were issued and outstanding immediately prior to the Closing of the Exchange Transaction.

Common Stock

The holders of Common Stock are entitled to one vote per share. They are not entitled to cumulative voting rights or preemptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. However, the current policy of the Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of Common Stock are entitled to share ratably in all assets that are legally available for distribution after payment in full of any preferential amounts. The holders of Common Stock have no subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of the Board of Directors and issued in the future. All outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable.

Outstanding Options, Warrants and Convertible Securities

We do not have any outstanding options, warrants or convertible securities, other than our form of Convertible Promissory Notes as discussed in Item 3.02 herein.

Changes in and Disagreements with Accountants

Reference is made to Item 4.01 of this Form 8-K for a description of the changes in and disagreements with accountants, which is hereby incorporated by reference.

Financial Statements and Supplementary Data

Reference is made to the financial statements and supplementary data included in Exhibits 99.1, 99.2 and 99.3, which are incorporated herein by reference.

Indemnification of Directors and Officers

Nevada Law

Section 78.7502 of the Nevada Revised Statutes (“NRS”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

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(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to Section 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the shareholders;

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(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangements of the Registrant

Pursuant to the provisions of Nevada Revised Statutes, the Registrant has adopted the following indemnification provisions in its Articles of Incorporation for its directors and officers:

No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of an Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

In addition to the above, each of our directors has entered into an indemnification agreement with us. The indemnification agreement provides that we shall indemnify the director against expenses and liabilities in connection with any proceeding associated with the director being our director to the fullest extent permitted by applicable law, our Articles of Incorporation and Bylaws.

Section 3 - Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities

As more fully described in Item 2.01 above, in connection with the Exchange Transaction, on the Closing Date, we issued a total of 20,000,000 shares of our common stock to the Selling Shareholders in exchange for 100% of the capital stock of DDAC. Reference is made to the disclosures set forth under Item 2.01 of this Form 8-K, which disclosures are incorporated herein by reference.

The issuance of the common stock to the Selling Shareholders pursuant to the Exchange Agreement was exempt from registration in reliance upon Regulation D and/or Regulation S of the Securities Act as the investors are “accredited investors,” as such term is defined in Rule 501(a) under the Securities Act and in offshore transactions (as defined in Rule 902 under Regulation S of the Securities Act), such determination based upon representations made by such investors.

In connection with the Company’s Letter of Intent with DDAC dated April 10, 2012, between April 12, 2012 and June 11, 2012, an aggregate of $350,000 was advanced to DDAC in accordance with our form of Convertible Promissory Note (the “Convertible Notes”). The funds for said advances were provided to the Company in exchange for our issuance of the Convertible Notes to the holder. Per the Company’s direction as set forth in the Convertible Notes, the funds were advanced directly to DDAC. The Convertible Notes bear interest at a rate of one percent (1%) per month until the Closing Date, and thereafter, at three percent (3%) per annum. The Convertible Notes are payable by the Company to the holder on demand at anytime following the Closing Date. The Convertible Notes may be converted into shares of the Company’s common stock, at the option of the holder, at the lower of $0.50 per share or the price per share at which shares of capital stock of the Company are sold in any financing occurring within twenty four (24) months after Closing. The issuance of the Convertible Notes to the holder was exempt from registration in reliance upon Regulation D of the Securities Act as the holder is an “accredited investor,” as such term is defined in Rule 501(a) under the Securities Act.

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Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)           Dismissal of Independent Certifying Accountant

Effective July 31, 2012, Madsen & Associates CPA’s Inc. (“Madsen”) was dismissed as the Company’s independent registered public accounting firm.  Madsen’s report for the fiscal years ended December 31, 2011 and 2010 were on the Company’s financial statements for the Company’s former operations prior to the reverse acquisition.  On July 31, 2012, the Company completed a reverse acquisition with DDAC, which became the operations of the Company and the accounting acquirer on a going forward basis.

The dismissal of Madsen as the independent registered public accounting firm was approved by the Company’s Board of Directors.

The reports of Madsen regarding the Company’s financial statements for the fiscal years ended December 31, 2011 and 2010 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of Madsen on the Company’s financial statements for fiscal years ended December 31, 2011 and 2010 contained an explanatory paragraph which noted that there was substantial doubt about the Company’s ability to continue as a going concern.

During the years ended December 31, 2011 and 2010, and during the period from December 31, 2011 to July 31, 2012, the date of dismissal, (i) there were no disagreements with Madsen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Madsen would have caused it to make reference to such disagreement in its reports; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Madsen with a copy of the foregoing disclosures and requested that Madsen furnish the Company with a letter addressed to the SEC stating whether or not it agrees with the above statements.  A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Engagement of Independent Certifying Accountant

Effective July 31, 2012, the Board of Directors of the Company engaged Anton & Chia, LLP (“Anton”) as its independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2012.  Anton is the independent registered accounting firm for DDAC, and its report on the financial statements of DDAC at December 31, 2011 and 2010 and for the two years in the period then ended are included in the this Current Report on Form 8-K.

During each of the Company’s two most recent fiscal years and through the interim periods preceding the engagement of Anton, the Company (a) has not engaged Anton as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report; and (b) has not consulted with Anton regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Anton concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event, as that term is described in Item 304(a)(1)(v) of Regulation S-K.

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Section 5 - Corporate Governance and Management

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On July 31, 2012, the Company’s Board of Directors adopted an Amended and Restated Code of Ethics for the Company (the “Code”). The Code provides comprehensive ethical standards for all employees, officers and directors. The Code is attached hereto as Exhibit 14.1.

Item 5.06. Change in Shell Company Status.

Reference is made to the Exchange Transaction as described in Item 2.01, which is incorporated herein by reference. From and after the Closing Date, our primary operations consist of the business and operations of DDAC. Accordingly, we are disclosing information about DDAC’s business, financial condition, and management in this Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Reference is made to the Exchange Transaction under the Exchange Agreement, as described in Item 2.01, which is incorporated herein by reference. As a result of the closing of the Exchange Transaction, our primary operations consist of the business and operations of DDAC. For accounting purposes, in the Exchange Transaction, we are the accounting acquiree and DDAC is the accounting acquirer. We are presenting the audited financial statements of DDAC from January 25, 2012 (inception) to May 31, 2012, the audited financial statements of DDLLC as of and for the years ended December 31, 2011 and 2010, and the unaudited financial statements of DDLLC for the six months ended June 30, 2012 and 2011, after giving effect to the acquisition of DDAC by the Registrant.

(a)	Financial Statements of the Business Acquired

The audited financial statements of DDAC from January 25, 2012 (inception) to May 31, 2012, the audited financial statements of DDLLC for the years ended December 31, 2011 and 2010, and the unaudited financial statements of DDLLC for the six months ended June 30, 2012 and 2011, including the notes to such financial statements, are incorporated herein by reference to Exhibits 99.1, 99.2 and 99.3 of this Form 8-K.

(c)	Shell Company Transactions

Reference is made to Item 9.01(a) above and the exhibits referred to therein, which are incorporated herein by reference.

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(d)	Exhibits

Exhibit Number	Description

2.1(a)	Share Exchange Agreement dated July 31, 2012*

2.1(b)	Subscription Agreement by and between Digitally Distributed, LLC and Digitally Distributed Acquisition Corp. dated July 31, 2012*

3.1	Certificate of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 19, 2009)

3.2	Articles of Incorporation (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 19, 2009)

3.3	Certificate of Correction (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 19, 2009)

3.4	Text of Amendment to Articles of Incorporation (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on May 2, 2012)

3.5	By-laws (incorporated by reference to the Registrant’s Registration Statement on Form S-1 filed on March 19, 2009)

10.1	Letter of Intent by and between Regency Resources, Inc. and Digitally Distributed Acquisition Corp., dated April 10, 2012 (incorporated by reference to the Registrant’s Current Report on Form 8-K filed on April 11, 2012)

10.2	Form of Convertible Promissory Note*

10.3	Form of Indemnification Agreement*

10.4	Service Level Agreement by and between the Registrant and PowerHouse Creative, LLC, dated July 1, 2012*

10.5	Master Services Agreement by and between the Registrant and Alex Frejrud, dated July 1, 2012*

14.1	Amended and Restated Code of Ethics*

16.1	Letter of Madsen & Associates CPA’s, Inc.*

21	List of Subsidiaries - Digitally Distributed Acquisition Corp., a Delaware corporation

99.1	Audited financial statements of Digitally Distributed Acquisition Corp. as of May 31, 2012*

99.2	Audited financial statements of Digitally Distributed, LLC for the years ended December 31, 2011 and 2010*

99.3	Unaudited financial statements of Digitally Distributed, LLC as of June 30, 2012 and 2011*

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99.4	Employment Agreement by and between Digitally Distributed Acquisition Corp. and Joe Q. Bretz*

99.5	Employment Agreement by and between Digitally Distributed Acquisition Corp. and Martin W. Greenwald*

99.6	Employment Agreement by and between Digitally Distributed Acquisition Corp. and Richard Verdoni*

99.7	Employment Agreement by and between Digitally Distributed Acquisition Corp. and Bruce Venezia*

______________

*Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DIGITAL DEVELOPMENT GROUP CORP. a Nevada corporation

Dated: August 6, 2012	By:	/s/ Martin W. Greenwald
Martin W. Greenwald Chief Executive Officer

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